Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Provides Financial Update and Schedules Earnings Release

and Conference Call for January 24, 2011

FREMONT, Calif., January 6, 2011 (GLOBE NEWSWIRE) — Volterra Semiconductor Corporation (Nasdaq:VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today provided a financial update for the fourth quarter ending December 31, 2010.

The company announced that it expects fourth quarter net revenue in the range of approximately $35.4 million to $35.6 million, lower than the company’s previous outlook range of $37 million to $40 million. The middle of the updated revenue range would bring Volterra’s full year 2010 net revenue to $153.6 million, representing 46% growth from the prior year and Volterra’s tenth consecutive year of revenue growth.

“The customer inventory correction we experienced in the fourth quarter with our major customers in communications, server and storage markets was deeper than originally expected,” said Jeff Staszak, Volterra’s President and CEO. “Recent order activity indicates normal seasonality in the first quarter of 2011 with the exception of our notebook business which will be up sequentially. Going forward Volterra remains well-positioned with excellent visibility on continued market share gains as notebook and server platforms launch.”

As a result of the updated revenue outlook the company now expects fourth quarter non-GAAP diluted earnings per share in the range of approximately $0.20 and $0.22, lower than the company’s previous range of $0.24 and $0.31. Volterra’s full year 2010 non-GAAP diluted earnings per share at this updated level would be in the range of $1.34 and $1.36, representing approximately 100% growth from the prior year.

No conference call will be held in conjunction with this press release. Additional commentary will be provided when the company issues its financial results for the December quarter on Monday, January 24, 2011. Jeff Staszak, President and CEO, and Mike Burns, Vice President of Finance and CFO, will host a conference call, which is open to all investors, following the issuance of its earnings release.

Earnings Conference Call Information:

Date:	Monday, January 24, 2011
Time:	2:30 p.m. (PDT)
Dial-in:	(877) 941-2927, (480) 629-9724

A webcast of the earnings conference call will also be available on the Investors section of the Company’s website at: www.volterra.com, until midnight on Monday, February 21, 2011.

A digital replay of the conference call will be available until midnight on Monday, January 31, 2011. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4398392#.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The Company is focused on creating products with high intellectual property content that match specific customer needs. For more information please visit www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management is reporting non-GAAP diluted net income per share, which represents diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This financial update press release contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to fluctuations in our financial performance and operating results, estimates are subject to the Company completing its customary closing and review procedures following the end of the quarter, and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 3, 2010 and quarterly report on Form 10-Q filed on November 3, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.